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                                                              JACKSON NATIONAL LIFE INSURANCE
                                                                          COMPANY OF NEW YORK [GRAPHIC OMITTED]
FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
PREMIUM ALLOCATION/BENEFIT SELECTION             Home Office: 2900 Westchester Ave., Ste. 305
                                                                           Purchase, NY 10577
MUST ACCOMPANY THE APPLICATION.                                            WWW.JNLNY.COM
COMPLETE FOR ALL VUL INSURANCE POLICIES.

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POLICY OWNER AND PROPOSED INSURED

Proposed Insured's Name (first, middle initial, last)           Date of Birth (mm/dd/yyyy)              SSN (include dashes)

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Policy Owner's Name, if other than Proposed Insured (first, middle initial, last)       Date of Birth (mm/dd/yyyy)

SSN/TIN (include dashes)

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Joint Policy Owner's Name, if other than Proposed Insured (first, middle initial, last)         Date of Birth (mm/dd/yyyy)

SSN/TIN (include dashes)

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PREMIUM ALLOCATION

Please select from the available allocation options by entering whole percentages in the left-hand columns. Subsequent payments will be invested in the selected allocation options unless JNL/NY(SM) is otherwise instructed. USE WHOLE PERCENTAGES ONLY.

SOURCE OF MONTHLY DEDUCTIONS

You may indicate the percentages of the monthly deductions to be withdrawn from the portfolios listed below by entering whole percentages (MUST TOTAL 100%) in the right-hand columns. If you do not enter percentages, monthly deductions will be subtracted from all portfolios in proportion to their value on the Monthly Anniversary.
                                                   SOURCE OF
   PREMIUM                PORTFOLIOS                 MONTHLY
 ALLOCATION                                        DEDUCTIONS
                           JNL/AIM
 ____________          Large Cap Growth            ____________
 ____________          Small Cap Growth            ____________

                          JNL/EAGLE
 ____________             Core Equity              ____________
 ____________           SmallCap Equity            ____________

                           JNL/FMR
 ____________              Balanced                ____________
 ____________           Capital Growth             ____________

                          JNL/LAZARD
 ____________           Mid Cap Value              ____________
 ____________          Small Cap Value             ____________

               JNL/MELLON CAPITAL MANAGEMENT
 ____________          S&P 500(R) Index            ____________
 ____________       S&P(R) 400 MidCap Index        ____________
 ____________           Small Cap Index            ____________
 ____________            Bond Index                ____________
 ____________         International Index          ____________
 ____________              JNL 5                   ____________
 ____________               VIP                    ____________
 ____________        Communications Sector         ____________
 ____________       Consumer Brands Sector         ____________
 ____________           Energy Sector              ____________
 ____________          Financial Sector            ____________
 ____________  Pharmaceutical/Healthcare Sector    ____________
 ____________         Technology Sector            ____________
 ____________    Enhanced S&P 500 Stock Index      ____________

                       JNL/OPPENHEIMER
 ____________            Global Growth             ____________
 ____________               Growth                 ____________

                                                   SOURCE OF
   PREMIUM                PORTFOLIOS                 MONTHLY
 ALLOCATION                                        DEDUCTIONS
                          JNL/PUTNAM
 ____________               Equity                 ____________
 ____________        International Equity          ____________
 ____________            Midcap Growth             ____________
 ____________            Value Equity              ____________

                     JNL/SALOMON BROTHERS
 ____________           High Yield Bond            ____________
 ____________           Strategic Bond             ____________
 ____________   U.S. Government & Quality Bond     ____________

                         JNL/SELECT
 ____________              Balanced                ____________
 ____________            Global Growth             ____________
 ____________          Large Cap Growth            ____________
 ____________            Money Market              ____________
 ____________                Value                 ____________

                      JNL/T. ROWE PRICE
 ____________         Established Growth           ____________
 ____________           Mid-Cap Growth             ____________
 ____________                Value                 ____________

                            OTHER
 ____________          JNL/Alger Growth            ____________
 ____________     JNL/Alliance Capital Growth      ____________
 ____________  JNL/JPMorgan International Value    ____________
 ____________     JNL/PIMCO Total Return Bond      ____________

 ____________            FIXED ACCOUNT             ____________


                            TOTALS
 ____________          (MUST EQUAL 100%.)          ____________

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REBALANCING

If you wish to establish rebalancing for your asset allocations indicate the start date and frequency of rebalancing below.

START DATE for Rebalancing /1/ (mm/dd/yyyy): _______________________

FREQUENCY of Rebalancing: __ Monthly  __ Quarterly __ Semiannually  __ Annually

/1/ Start date must be after the allocation date. If no start date is selected, rebalancing will begin on the Monthly Anniversary one period (as selected) from the date JNL/NY receives this form at its Service Center in Good Order.

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DEATH BENEFIT QUALIFICATION TEST

If purchasing an Ultimate Investor or Jackson National Life of New York Advisor VUL policy, select one of the following death benefit qualification tests (ONCE SELECTED, THIS CHOICE MAY NOT BE CHANGED.):

__ Guideline Premium and Cash Value Corridor Test

__ Cash Value Accumulation Test

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BENEFITS AND RIDERS

WAIVER OPTIONS (SELECT ONLY ONE)
__ Waiver of Specified Premium /1/
   Amount to be waived annually: $_________
__ Waiver of Monthly Deductions

/1/ Waiver of specified premium may not be sufficient to keep this policy in force during the period of disability.

PERSPECTIVE INVESTOR(SM) BENEFITS/RIDERS
__ Optional Additional Death Benefit Coverage:
   Initial Target Death Benefit:
   $_________
__ Guaranteed Minimum Death Benefit

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DEATH BENEFIT OPTIONS

Select only one:
__ Death Benefit Option A
__ Death Benefit Option B /1/
__ Death Benefit Option C /1/ /2/

/1/ Not available in combination with the Perspective Investor Guaranteed
    Minimum Death Benefit Rider.
/2/ The Guaranteed Death Benefit Rider on Ultimate Investor and Jackson National
    Life of New York Advisor VUL is not included if this option is selected.

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TRANSFER INSTRUCTIONS

COMPLETE THIS SECTION IF YOU ARE TRANSFERRING ASSETS FROM ANOTHER POLICY OR CONTRACT. THE APPROXIMATE AMOUNT OF TRANSFER IS THE NET AMOUNT TO BE SENT TO JNL/NY.

APPROXIMATE AMOUNT OF TRANSFER: $___________

TRANSFER TYPE (ONLY NON-QUALIFIED FUNDS CAN BE ACCEPTED)
  __ NON-1035 EXCHANGE FUNDS
  __ LIFE INSURANCE POLICY, 1035 EXCHANGE
       __ This Policy is a Modified Endowment Contract (MEC).
       __ An existing loan with approximate value of $_______ is being transferred. (This amount will be allocated to the loan account as collateral for the loan.)

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ELECTRONIC RECEIPT OF STATEMENTS/CORRESPONDENCE

I __ CONSENT __ DO NOT CONSENT to electronic delivery of annual and semi-annual reports, quarterly and immediate confirmation statements, prospectuses and prospectus supplements, and related correspondence (except ____________________) from Jackson National Life of New York, when available.

There is no charge for electronic delivery. Please make certain you have given us a current e-mail address. Also let us know if that e-mail address changes as we will need to notify you of a document's availability through e-mail. To view an electronic document, you will need Internet access. You may request paper copies, whether or not you also decide to revoke your consent for electronic delivery, at any time and for no charge. Please contact the appropriate JNL/NY Service Center to update your e-mail address, revoke your consent to electronic delivery, or request paper copies.
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SUITABILITY
TO BE COMPLETED BY THE POLICY OWNER.

1. Do you believe that the Policy applied for will meet your insurance and financial objectives?.......... __ Yes  __ No

2. DO YOU UNDERSTAND THAT THE DEATH BENEFIT (AMOUNT AND DURATION), POLICY VALUE, AND SURRENDER VALUE
   MAY INCREASE OR DECREASE DEPENDING ON THE EXPERIENCE OF THE FIXED ACCOUNT AND PORTFOLIOS?.............. __ Yes  __ No

3. Do you understand that upon issue of the policy the initial premium will be allocated to a
   Fixed Account until the Allocation Date?............................................................... __ Yes  __ No

4. Do you understand that the Policy applied for may lapse if the net policy value less any applicable surrender charge becomes insufficient to cover the Policy's monthly deductions?............. __ Yes  __ No

5. Do you understand that any personalized illustrations received are based on a hypothetical rate of return assumption that may not be indicative of actual future investment experience of the Portfolio(s) or actual interest credited to the Fixed Account?.................................. __ Yes  __ No

6. Did you receive a copy of the
   prospectus?............................................................................................ __ Yes  __ No

                      Date of the prospectus (mm/dd/yyyy):____________________

                THE DEATH BENEFIT PROCEEDS AND AMOUNTS IN THE PORTFOLIO(S) ARE NOT GUARANTEED AND MAY
                   INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE PORTFOLIO(S).

              ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURENDER VALUES
                                            ARE AVAILABLE UPON REQUEST.

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PREMIUM RECEIVED IN EXCESS OF IRC PREMIUM LIMITATIONS

For Premiums received within 15 days prior to a Policy Anniversary you authorize Jackson National Life of New York to hold any Premium in excess of any Internal Revenue Code 7702 or 7702A premium limits to be applied in the next Policy Year. Please see the Premium and Premium Limits section of your prospectus for information on these limits. No interest will be paid on funds held for this reason and the funds will not be protected by any insurance guaranty fund or deposit insurance until they are applied as Premium.

Premiums received within 15 days prior to a Policy Anniversary will be considered Premium for the next Policy Year for any applicable Sales Charges.

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SIGNATURES

Policy Owner's Signature                                Date Signed (mm/dd/yyyy)

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Joint Policy Owner's Signature (if applicable)          Date Signed (mm/dd/yyyy)

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Producer/Representative's Signature                     Date Signed (mm/dd/yyyy)

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Broker/Dealer Name              Broker/Dealer Rep. No.


JNL/NY Producer/Rep. No.

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         Not FDIC/NCUA insured * Not Bank/CU guaranteed * May lose value
                 Not a deposit * Not insured by any federal agency
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